UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 09, 2023

EVOKE PHARMA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Stevens Avenue, Suite 370
Solana Beach, California		92075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 345-1494

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVOK	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 9, 2023, Evoke Pharma, Inc. (the “Company”) entered into the Sixth Amendment to Lease (the “Sixth Amendment”) with SB Corporate Centre III-IV, LLC (the “Landlord”), to amend the Office Lease Agreement, dated as of December 19, 2016, by and between the Landlord and the Company (as amended, the “Lease”), relating to approximately 3,146 rentable square feet of office space located at 420 Stevens Avenue, Suite 370, Solana Beach, California 92075 (the “Existing Premises”), which serves as the Company’s headquarters. The Sixth Amendment provides that (i) effective November 1, 2023, the Company shall surrender to the Landlord of the Existing Premises, (ii) the Company shall lease from the Landlord of an aggregate area of approximately 1,451 rentable square feet of office space located at 420 Stevens Avenue, Suite 230, Solana Beach, California 92075 (the “New Premises”) and (iii) the term of the Lease shall extend from October 31, 2023 to October 31, 2024. The Sixth Amendment provides that the base monthly rent for the New Premises will be $6,311.85 for the 12-month period beginning on November 1, 2023 and that the Company will be obligated to pay a specified percentage of certain expenses paid by the Landlord.

The foregoing description of the Sixth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Sixth Amendment, which will be filed as an exhibit to the Company’s Form 10-Q to be filed for the quarter ended September 30, 2023..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOKE PHARMA, INC.

Date:	October 12, 2023	By:	/s/ Matthew J. D'Onofrio
Name: Matthew J. D'Onofrio Title: President, Chief Operating Officer and Secretary